Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of our report dated May 4, 2018 (January 24, 2019, as to the effects of the adoption of ASU 2016-18 “Statement of Cash Flows (Topic 230) Restricted Cash” as described in Note 3) relating to the financial statements of Cretic Energy Services, LLC as of and for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 12, 2020